UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2018

FREEPORT-McMoRan INC.
(Exact name of registrant as specified in its charter)

Delaware	001-11307-01	74-2480931
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

333 North Central Avenue
Phoenix, AZ	85004
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (602) 366-8100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR § 240.12b-2).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 1.01. Entry into a Material Definitive Agreement.

On December 21, 2018, Freeport-McMoRan Inc. (“FCX”), International Support LLC, a wholly owned subsidiary of FCX, PT Freeport Indonesia (“PT-FI”), PT Indonesia Papua Metal Dan Mineral (formerly known as PT Indocopper Investama) (“PT-II”), an indirect wholly owned subsidiary of FCX, and PT Indonesia Asahan Aluminium (Persero) (“Inalum”), a state-owned enterprise that is wholly owned by the Indonesian government, consummated the transaction contemplated by the previously announced divestment agreement (the “Divestment Agreement”). Pursuant to the Divestment Agreement and related documents, Inalum acquired for cash consideration of $3.85 billion all of Rio Tinto's interests associated with its joint venture with PT-FI (“Joint Venture”) and 100 percent of FCX's interests in PT-II, which owns 9.36 percent of PT-FI. Of the $3.85 billion, Rio Tinto received $3.5 billion, and FCX received $350 million, in cash proceeds.

In connection with the transaction, the Joint Venture interests are being merged into PT-FI in exchange for a 40 percent share ownership in PT-FI. As a result, Inalum and the provincial/regional government’s share ownership of PT-FI approximates 51.2 percent of PT-FI and FCX's share ownership approximates 48.8 percent. The arrangements provide for FCX and the pre-transaction PT-FI shareholders to retain the economics of the revenue and cost sharing arrangements under the Joint Venture. As a result, FCX’s economic interest in PT-FI is expected to approximate 81.28 percent through 2022. FCX will continue to manage the operations of PT-FI.

Shareholders Agreement

Pursuant to the Divestment Agreement, FCX, PT-FI, PT-II and Inalum entered into a shareholders agreement dated as of December 21, 2018 (the “Shareholders Agreement”), which governs certain matters with respect to the governance and management of PT-FI in connection with their ownership of shares in PT-FI.

Under the Shareholders Agreement, all actions requiring a vote of the shareholders will require the approval of at least two-thirds of the votes cast at which a quorum is present. In addition, certain actions require the affirmative vote of at least 75% of the votes cast, and Inalum has consent rights over certain specified matters for so long as it owns at least 25% of the outstanding shares of PT-FI.

The Shareholders Agreement provides that governance of PT-FI principally resides in four separate bodies: the Board of Commissioners (“BOC”), the Board of Directors (“BOD”), the Operating Committee and the Finance Committee. The BOC and the BOD have defined roles under Indonesian law, but the parties have agreed under the Shareholders Agreement that the Operating Committee, which consists of a majority of FCX designees, will have full control over certain operational matters of PT-FI.

Board of Commissioners

The BOC consists of six commissioners, including three FCX designees and three Inalum designees, each appointed for a term of five years. For the first period of five years following the date of the Shareholders Agreement, the President Commissioner is a nominee of FCX and the Vice President Commissioner is a nominee of Inalum. For the subsequent five-year term and each alternate subsequent period of five years the President Commissioner will be a nominee of Inalum and the Vice President Commissioner will be a nominee of FCX. Actions of the BOC will be adopted by an affirmative majority vote. The Shareholders Agreement contains certain provisions that may be initiated in the event of an unresolved deadlock among the BOC.

Board of Directors

For the first five years following the date of the Shareholders Agreement, the BOD consists of six members that were mutually agreed upon by FCX and Inalum and includes four members of PT-FI’s pre-transaction management. For each subsequent five-year term, the Nominating Committee of PT-FI, comprised of two FCX designees and two Inalum designees, will appoint members of the BOD. If the Nominating Committee cannot agree on the BOD members, FCX and Inalum will each designate three members to the BOD. Actions of the BOD will be adopted by an affirmative majority vote. The Shareholders Agreement contains certain provisions that may be initiated in the event of an unresolved deadlock among the BOD. The BOD has delegated authority over certain of PT-FI’s operations to the Operating Committee.

Operating Committee

The Operating Committee consists of five members, including three FCX designees and two Inalum designees. Actions of the Operating Committee will be adopted by majority vote. Under the Shareholders Agreement, the Operating Committee was given full delegated authority from the BOD, including making decisions for, among other things:

•
Mining, development and planning, exploration, concentrating, technical services, power services, port-site operations, smelter activities, health & safety, security, environmental management, purchasing and logistics and jobsite-based human resources and administration, in each case with respect to PT-FI and its subsidiaries;

•
Developing the draft annual operating plan for the activities and operations of PT-FI for approval by the BOD and overseeing the implementation of the approved annual operating plan, including being responsible for ensuring that PT-FI’s day-to-day activities and operations are carried out in accordance with the annual operating plan;

•	Managing the operations of PT-FI and its subsidiaries;

•
Entering into, amending, waiving, terminating and taking any other actions with respect to contracts so long as such actions are consistent with the annual operating plan and PT-FI’s long-term investment plan; and

•
Selecting and managing the retention of key operating personnel of PT-FI and its subsidiaries required to support and implement the annual operating plan and the operations of PT-FI and its subsidiaries.

The Operating Committee has the ability to prepare and approve all annual operating plans of PT-FI (and all of the other matters for which the Operating Committee has full delegated authority), unless any annual operating plan constitutes a “Significant Deviation” (as defined in the Shareholders Agreement) from PT-FI’s long-term investment plan (in which case such deviating annual operating plan must also be approved by Inalum).

Finance Committee

The Finance Committee consists of four members, including two FCX designees and two Inalum designees. Actions of the Finance Committee will be adopted by majority vote. The Shareholders Agreement contains certain provisions that may be initiated in the event of an unresolved deadlock among the Finance Committee. Under the Shareholders Agreement, the Finance Committee was given delegated authority from the BOD to develop a draft and oversee execution of the annual financial plan, which is required to be consistent with the annual operating plan developed by the Operating Committee. The Finance Committee’s other responsibilities are limited to reviewing and providing recommendations, including, but not limited to, reviewing the proposed structure, financing and long-term sales contract for the smelter to be constructed in Indonesia within five years of the closing, the economics of which will be shared pro rata by FCX and Inalum according to their respective equity ownership in PT-FI. The Finance Committee does not have authority to make decisions that would impact PT-FI’s operations or its funding requirements.

Miscellaneous

The shareholders have agreed to cause a public offering of a mutually agreed portion of PT-FI’s shares on at least the Indonesian Stock Exchange (“IPO”) at a valuation to be approved by the BOD one year after the later to occur of (i) the end of the Initial Period (as defined under the Shareholders Agreement) and (ii) completion of construction of the smelter in Indonesia, subject to market conditions and at least 51% of the shares being owned by Indonesian persons following the IPO.

Prior to the IPO, FCX will be permitted to freely transfer its shares in PT-FI to any FCX affiliate or any international mining company with substantial underground mining operations. Transfers by FCX to any other person will be subject to a right of first offer in favor of Inalum. Following an IPO, FCX’s shares in PT-FI will be freely transferable.

The Shareholders Agreement will terminate upon the earliest to occur of (i) only one person holds all shares of PT-FI, (ii) dissolution of PT-FI, and (iii) mutual written agreement of the parties.

The foregoing summary of the Shareholders Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to the full text of the Shareholders Agreement, a copy of which will be filed as an exhibit to FCX’s Annual Report on Form 10-K for the year ended December 31, 2018.

Special Mining License (IUPK)

Concurrent with the closing of the transaction discussed above, on December 21, 2018, PT-FI was granted a new special mining license (IUPK) to replace PT-FI’s Contract of Work, enabling PT-FI to conduct operations in the Grasberg minerals district through 2041. The IUPK and related documentation provide assured legal and fiscal terms and legal enforceability through 2041. Under the terms of the IUPK, PT-FI has been granted an extension of mining rights through 2031, with rights to extend mining rights through 2041 subject to PT-FI completing the construction of a new smelter and fulfilling its defined fiscal obligations to the Indonesian government.

PT-FI has committed to construct a new smelter in Indonesia within five years of the closing of the transaction. The economics for PT-FI’s share of the new smelter will be borne by PT-FI’s shareholders according to their respective ownership percentages.

The fiscal terms are set forth for the term of the IUPK through 2041. The key fiscal terms include a 25 percent corporate income tax rate, a 10 percent profits tax on net income and royalties of 4 percent for copper and 3.75 percent for gold.

The foregoing summary of the IUPK does not purport to be complete and is subject to, and qualified in its entirety by reference to the full text of the IUPK, a copy of which will be filed as an exhibit to FCX’s Annual Report on Form 10-K for the year ended December 31, 2018.
Cautionary Statement Regarding Forward-Looking Statements: This report contains forward-looking statements, which are all statements other than statements of historical facts, such as expectations relating to FCX’s economic interest in PT-FI through 2022 and PT-FI’s development, financing, construction and completion of a new smelter in Indonesia. The words “anticipates,” “may,” “can,” “plans,” “believes,” “estimates,” “expects,” “projects,” “targets,” “intends,” “likely,” “will,” “should,” “to be,” “potential” and any similar expressions are intended to identify those assertions as forward-looking statements. FCX cautions readers that forward-looking statements are not guarantees of future performance and actual results may differ materially from those anticipated, expected, projected or assumed in the forward-looking statements. Important factors that can cause FCX’s actual results to differ materially from those anticipated in the forward-looking statements include, but are not limited to, supply of and demand for, and prices of, copper, gold and molybdenum; mine sequencing; production rates; potential inventory adjustments; potential impairment of long-lived mining assets; the potential effects of violence in Indonesia generally and in the province of Papua; industry risks; regulatory changes; political risks; labor relations; weather- and climate-related risks; environmental risks; litigation results (including the outcome of Cerro Verde’s royalty dispute with the Peruvian national tax authority); and other factors described in more detail in Part I, Item 1A. “Risk Factors” of FCX’s annual report on Form 10-K for the year ended December 31, 2017, and Part II, Item 1A. “Risk Factors” of FCX’s subsequent quarterly reports on Form 10-Q, filed with the SEC.
Investors are cautioned that many of the assumptions upon which FCX’s forward-looking statements are based are likely to change after the forward-looking statements are made, including for example commodity prices, which FCX cannot control, and production volumes and costs, some aspects of which FCX may not be able to control. Further, FCX may make changes to its business plans that could affect its results. FCX cautions investors that it does not intend to update forward-looking statements more frequently than quarterly notwithstanding any changes in its assumptions, changes in business plans, actual experience or other changes, and FCX undertakes no obligation to update any forward-looking statements.

Item 8.01. Other Events.

FCX issued a press release dated December 21, 2018, announcing that it has successfully completed the previously announced transaction with the Government of Indonesia regarding PT-FI’s long-term mining rights and share ownership. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated in this Item 8.01 by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit Title
99.1	Press release dated December 21, 2018, titled “Freeport-McMoRan Announces Successful Completion of Transaction with the Government of Indonesia, Marking the Beginning of a New Partnership.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Freeport-McMoRan Inc.

By: /s/ Kathleen L. Quirk
----------------------------------------
Kathleen L. Quirk
Executive Vice President and Chief Financial Officer
(authorized signatory and
Principal Financial Officer)

Date: December 28, 2018